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                                                                    Exhibit 23.2
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan, of our report dated February 4, 2002 with respect to the financial statements of Amgen Regeneron Partners included in Regeneron Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG LLP

Los Angeles, California
July 30, 2002